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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements Forms S-8 Nos. 333-21537, 333-59701 and 333-63682 pertaining to the Employee Stock Purchase Plan and Nos. 333-26763, 333-59705, 333-83429 and 333-63684
pertaining to the Amended and Restated 1996 Stock Incentive Plan of Biosite Incorporated of our report dated January 18, 2002, with respect to the financial statements and schedule of Biosite Incorporated included in the Annual Report (Form 10-K) for the year ended December 31, 2001.




                                ERNST & YOUNG LLP

San Diego, California
March 25, 2002